UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[  ]   Definitive Additional Materials

[  ]   Soliciting Material Pursuant to §240.14a-12

ZIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:

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Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Filing Party:

4)

Date Filed:

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

To our Stockholders,

You are cordially invited to attend the annual meeting of stockholders of Zix Corporation, which will take place Monday, June 7, 2010, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement and form of proxy enclosed with this letter.

Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section of the enclosed Proxy Statement for instructions if you plan to personally attend the annual meeting.

Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

We appreciate your continued interest in Zix Corporation.

On behalf of the Board of Directors,

Dallas, Texas April 20, 2010	Richard D. Spurr Chairman of the Board

ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Zix Corporation will take place on Monday, June 7, 2010, at 10:00 a.m. Central Time at the Cityplace Conference Center, Turtle Creek I Room, 2711 North Haskell Avenue, Dallas, Texas 75204. Registration will begin at 9:30 a.m.

At the meeting, we will ask shareholders to consider and vote on the following proposals:

1.

Elect six members of our Board of Directors for a one-year term;

2.

Ratify the appointment of Whitley Penn LLP as our independent registered public accountants; and

3.

Any other matters properly brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 12, 2010, will be entitled to vote at the meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,

Dallas, Texas April 20, 2010	James F. Brashear Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON JUNE 7, 2010

This Proxy Statement, accompanying proxy card and our Annual Report are available at www.zixcorp.com/investors in a searchable, readable, and printable format and in a tracking cookie-free environment.

YOUR VOTE IS IMPORTANT.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or, if you received a paper copy of the proxy card, by signing, dating, and returning the proxy card in the enclosed postage-paid envelope will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

TABLE OF CONTENTS

Questions and Answers About the Annual Meeting and Voting	i
PROXY STATEMENT	1
Information Concerning Solicitation And Voting	1
General	1
Solicitation of Proxies	1
Purpose of annual meeting	1
Record Date and Shares Outstanding	1
Quorum	2
Revocability of Proxies	2
How Your Proxy Will Be Voted	2
Dissenters’ Rights	2
Tabulation of Votes	2
Vote Required to Approve Proposals	2
Proposal 1	2
Proposal 2	2
Other Matters	3
Effect of Abstentions	3
Effect of Broker Non-Votes	3
Shareholders’ Proposals	3
Reducing the Costs of Proxy Solicitation	3
Proposals	4
Proposal 1 Election of Directors	4
Proposal 2 Ratification of Appointment of Independent Registered Public Accountants	5
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION	6
Directors	6
Executive Officers	7
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Corporate Governance	10
Our Board in General	10
Corporate Governance	10
Director Independence	10
Board Leadership Structure	11
Risk Oversight by the Board	11
Attendance at Board Meetings and Annual Meeting	11
Committees of the Board of Directors	11
Nominating and Corporate Governance Committee	11
Shareholder Nomination of Director Candidates	11
Diversity of Directors	12
Director Qualification Criteria	12
Audit Committee	13
Compensation Committee	13
Policies, Procedures, and Practices	13
Compensation Committee Interlocks and Insider Participation	14
Shareholder Communication with our Board	14
Code of Ethics	14
Independent Registered Public Accountants	14
General	14
Fees Paid to Independent Public Accountants	14
Audit Committee Pre-Approval Policies and Procedures	15
Report of the Audit Committee of the Board of Directors	15
INFORMATION ON THE COMPENSATION OF DIRECTORS	16
Director Compensation Table	16
Summary Explanation of Director Compensation	16

COMPENSATION DISCUSSION AND ANALYSIS	17
General	17
Compensation Philosophy and Objectives	17
Risk Considerations	18
Role of Executive Officers in Compensation Decisions	18
Approval Authority Matrix for Certain Compensation Related Matters	18
Executive Officer Base Salaries and Compensation Comparisons	19
Executive Officer Variable Compensation	19
Variable Compensation Metrics	20
Stock Options	21
General	21
Policies and Practices	22
Impact of Accounting and Tax Treatments of Compensation	22
Separation Payments and Change of Control Payments	22
General	22
Richard D. Spurr (Chairman and Chief Executive Officer)	23
James F. Brashear (General Counsel and Corporate Secretary)	25
Susan K. Conner (Chief Financial Officer)	26
Russell J. Morgan (Vice President, Professional Services)	27
David J. Robertson (Vice President, Engineering)	28
Other Separation Pay Agreements	29
Equity Ownership Guidelines	29
Use of Pre-Approved Trading Plans	29
Deductibility of Compensation	29
Compensation Committee Report	30
Summary Compensation Table	31
Grants of Plan-Based Awards	31
Outstanding Equity Awards at Fiscal Year-End	32
Option Exercises and Stock Acquisitions	32
Pension Benefits	32
Nonqualified Deferred Compensation	32
Equity Compensation Plan Information	33
Richard D. Spurr, Chairman and Chief Executive Officer	33
Other Non-Shareholder-Approved Executive Stock Option Agreements	33
Other Non-Shareholder-Approved Stock Option Agreements With Employees	33
Non-Shareholder-Approved Stock Option Agreements With Third Parties	33
Certain Relationships and Related Transactions	34
OTHER MATTERS	34
WHERE YOU CAN FIND MORE INFORMATION	34

Questions and Answers About the Annual Meeting and Voting

This Question and Answer section provides some background information and brief answers to several questions you might have about the enclosed proposals. We encourage you to read this Proxy Statement in its entirety.

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy.

When I vote my shares, who am I designating as my proxy?

We have designated James F. Brashear, our Vice President, General Counsel and Corporate Secretary, and Susan K. Conner, our Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by Internet or telephonic voting.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

What is the record date?

The record date for the annual meeting is April 12, 2010. The record date is established by our Board of Directors as required by Texas law. Only stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our stock registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record.

If your shares are registered at our stock registrar and transfer agent, Computershare Investor Services LLC, in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

How do I obtain admission to personally attend the annual meeting?

Stockholders of Record. You will need to bring a government-issued photo identification card to gain admission to the annual meeting.

Street Name Holders. You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. You will also need to bring a government-issued photo identification card to gain admission to the annual meeting. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

What methods can I use to vote?

By Written Proxy. All stockholders may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All stockholders of record may vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

i

What will occur at the annual meeting?

First, we will determine whether we have a quorum of shares represented at the annual meeting to conduct business. If a quorum is not present at the annual meeting, we will adjourn or reschedule the meeting. If enough shares are represented at the annual meeting to conduct business, then we will vote on the proposals outlined in this Proxy Statement and any other business that is properly brought before the meeting and any adjournments or postponements thereof. We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.

A representative of Whitley Penn LLP, our independent registered public accounting firm, is expected to be present at the annual meeting and will be afforded the opportunity to make a statement, if such representative so desires, and to respond to appropriate questions. A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the independent inspector of election.

What is a quorum?

The holders of a majority of the shares who are entitled to vote at the annual meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. A shareholder will be deemed to be represented at the annual meeting if the shareholder:

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is present in person; or

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is not present in person, but has voted by proxy card before the annual meeting; or

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is not present in person, but a broker has cast for the shareholder a discretionary vote on Proposal 2.

As of the record date, there were 63,896,227 shares outstanding and entitled to vote at the annual meeting, held by or through 512 holders of record. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 63,896,227 votes at the annual meeting, so a quorum equals 31,948,114 shares of our common stock.

What proposals are shareholders being asked to consider at the annual meeting?

At the annual meeting, we will ask our shareholders to consider and vote on the following:

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Proposal 1 is to elect six members of our Board of Directors for a one-year term;

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Proposal 2 is to ratify the selection of Whitley Penn LLP as our independent registered public accountants; and

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Any other matters properly brought before the meeting or any adjournment or postponement thereof.

What are my voting choices on Proposal 1 for Director nominees, and what vote is needed to elect Directors?

For the vote on the election of the Director nominees, stockholders may:

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vote in favor of all nominees, or

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vote to withhold votes from all nominees, or

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vote to withhold votes as to specific nominees, and in favor or the remaining nominees.

The six nominees will be elected who receive a plurality of the FOR votes out of all votes cast (either FOR or WITHHELD) in person or by proxy at the annual meeting.

The Board recommends that you vote “FOR” Proposal 1 and “FOR” each of the Director nominees.

What is a plurality of the votes?

In order to be elected, a Director nominee does not have to receive a majority of FOR votes cast out of all votes cast either affirmatively or negatively in person or by proxy at the annual meeting. Instead, the six nominees who will be elected are those six who receive the most FOR votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

What are my voting choices on Proposal 2, the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

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For the vote on the ratification of the appointment of our independent registered public accounting firm, stockholders may:

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vote in favor of the ratification, or

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vote against the ratification, or

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abstain from voting on the ratification.

The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon.

The Board recommends that you vote “FOR” Proposal 2.

What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each proposal described on the enclosed proxy. Proxy cards that are signed and returned will be voted FOR proposals described in this proxy statement for which no specific instructions are given.

How are withheld votes, abstentions and broker non-votes counted?

Shares as to which proxy cards or voting instructions indicate WITHHELD as to Proposal 1 or ABSTAIN as to Proposal 2 are counted as represented at the annual meeting for purposes of determining the existence of a quorum at the meeting. Shares voted WITHHELD as to a Director nominee on Proposal 1 will count as votes against the indicated nominee. Shares voted ABSTAIN on Proposal 2 have the same effect as votes cast AGAINST Proposal 2. Broker non-votes will not be counted as represented at the annual meeting, will not be included in vote totals and will not affect the outcome of the vote on either of the proposals.

Why did I received more than one Proxy Statement?

If you received more than one proxy statement, your shares are probably registered in different names or are in more than one account. Please vote each proxy card that you receive.

What if I want to change my vote?

You may revoke your vote on any proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the annual meeting and change your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.

Where will I find the voting results of the annual meeting?

We will announce the preliminary voting results at the annual meeting and will publish the preliminary or final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting. If the voting results are not final when that Current Report is filed, we will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the final voting results are determined. You can get a copy of that Current Report at www.zixcorp.com/investors or by contacting our Investor Relations office at (214) 515-7357.

Where can I find additional information? Who can help answer my questions?

You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section under the heading “WHERE YOU CAN FIND MORE INFORMATION” below, describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934 and other information about our Company. Additionally, a copy of this Proxy Statement is available on our Company’s web site at www.zixcorp.com/investors.

If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, you should contact: Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

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ZIX CORPORATION

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

PROXY STATEMENT

Annual Meeting of Shareholders

June 7, 2010

Information Concerning Solicitation And Voting

General

This proxy statement is furnished on behalf of the Board of Directors of Zix Corporation (“we,” “us,” “our” or the “Company”) to solicit proxies to be voted at the annual meeting of our shareholders to be held on Monday, June 7, 2010, at 10:00 a.m. Central Time, and at any adjournment or postponement of the annual meeting for the purposes set forth herein and in the accompanying Notice of annual meeting of Shareholders.

Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until 11:59 p.m., local time, on June 6, 2010. This Proxy Statement and the accompanying proxy card were first mailed on or about April 23, 2010.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

Solicitation of Proxies

This solicitation is being made by mail on behalf of our Board of Directors. We will bear the expense of the preparation, printing and mailing of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement, and any additional material relating to the annual meeting that may be furnished to our shareholders by our Board related to the furnishing of this Proxy Statement. We have engaged Georgeson Inc. to assist in the solicitation of proxy materials from shareholders at a fee of approximately $7,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, facsimile transmission, e-mail, or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the annual meeting, supplementary solicitations may be made by mail, telephone, facsimile transmission, e-mail, or personal interview by our officers or employees, without additional compensation, or by selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

Purpose of annual meeting

The purpose of the annual meeting is to obtain approval for the two proposals described in this Proxy Statement and to consider such other business as may properly come before the annual meeting, including any adjournment or postponement thereof. At the meeting, we will ask shareholders to consider and vote on the following proposals:

•

Proposal 1: elect six members of our Board of Directors for a one-year term; and

•

Proposal 2: ratify the appointment of Whitley Penn LLP as our independent registered public accountants.

Record Date and Shares Outstanding

Only shareholders who owned shares of our common stock at the close of business on April 12, 2010, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the annual meeting. As of the Record Date, 63,896,227 shares of our common stock were outstanding and entitled to vote at the annual meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of common stock held in their name on the record date.

Quorum

A majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be represented, in person or by proxy, at the annual meeting to constitute a quorum to conduct business at the meeting. As of the Record Date, there were 63,896,227 shares outstanding and entitled to vote at the annual meeting, so we will require a quorum of at least 31,948,114 shares represented at the annual meeting in order to conduct business at the meeting. Votes cast FOR or that are WITHHELD from any Director nominee on Proposal 1 will be counted in determining whether a quorum is represented. Votes cast FOR or AGAINST Proposal 2, and instructions to ABSTAIN as to that proposal, all will be counted in determining whether a quorum is represented.

Revocability of Proxies

You may revoke your proxy at any time before it is exercised. Execution of the proxy will not affect your right to attend the annual meeting in person. Revocation may be made prior to the annual meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your proxy may be revoked personally at the annual meeting by written notice to the Secretary at the annual meeting prior to the voting of the proxy. Any revocation sent to ZixCorp must include the shareholder’s name and must be received prior to the annual meeting to be effective.

How Your Proxy Will Be Voted

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked signed proxies, will be voted FOR the each of the proposals that will be considered at the annual meeting. In addition, if any other matters properly come before the annual meeting the persons named as proxy holders in the enclosed proxy card will have discretion as to how they will vote the shares they represent. Other than the proposals described in this Proxy Statement, we have not received notice of any matters that may properly be presented at the annual meeting.

Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the proposals that will be considered at the annual meeting.

Tabulation of Votes

Votes cast at the annual meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc. as the independent inspector of election.

Vote Required to Approve Proposals

Proposal 1

On Proposal 1, shares may either be voted FOR an individual Director nominee or voted WITHHELD as to an individual Director nominee. If a quorum is represented at the annual meeting, the six nominees who receive the greatest number of FOR votes (also called a “plurality” of FOR votes) will be elected as Directors. Brokers cannot cast discretionary votes in the election of Directors, so you must instruct your broker how to vote your shares on Proposal 1. A vote WITHHELD as to any Director will not be counted as a vote FOR or AGAINST the election of that Director and will not affect the outcome of the vote. In the election of Directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Proposal 2

On Proposal 2, shares may either be voted FOR the ratification of the Board of Director’s appointment of Whitley Penn LLP as the Company’s independent auditors for 2010, or voted AGAINST that ratification, or voted to ABSTAIN. If a quorum is represented at the annual meeting, the approval of Proposal 2 would require the FOR vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote. Shares voted to ABSTAIN do not count as votes FOR or AGAINST Proposal 2. Because votes to ABSTAIN are counted as shares represented at the meeting, they will have the same effect as votes AGAINST Proposal 2.

Other Matters

An affirmative vote of a majority of the shares represented at the annual meeting is generally required for action on any other matters that may properly come before the annual meeting.

Effect of Abstentions

Abstentions occur when a shareholder instructs the proxy holder to ABSTAIN from voting on a proposal. For shares that are entitled to vote at the annual meeting, instructions to ABSTAIN as to a proposal are will be treated as if the shares are represented at the annual meeting for purposes of calculating a quorum. Votes to ABSTAIN do not count as a vote FOR, AGAINST or WITHHELD as to any proposal.

Effect of Broker Non-Votes

If your shares are held in a brokerage account and you do not instruct your broker how to vote on a particular proposal, your brokerage firm could either:

•

Vote your shares on that proposal in the broker’s discretion, if the rules permit; or

•

Leave your shares unvoted on that proposal.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, brokers do not have discretionary authority to vote on Proposal 1, but they do have the discretionary authority to vote on Proposal 2. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business or for purposes of determining the number of votes cast with respect to a proposal. Therefore, broker non-votes will have no effect on the voting with respect to proposals being considered at the annual meeting.

Shareholders’ Proposals

If you would like to submit a proposal to be included in the proxy statement for the 2011 annual meeting of stockholders, you must submit your proposal in writing so that we receive it no later than December 22, 2010. Our By-laws require that any stockholder proposal that does not qualify for inclusion in our proxy statement under SEC Rule 14a-8, but instead is to be presented directly at the 2011 annual meeting, must be received at our principal executive offices not less than 20 days and not more than 60 days prior to the first anniversary of the 2010 Annual Meeting. As a result, proposals submitted pursuant to these provisions of our By-laws must be received no earlier than April 8, 2011, and no later than the close of business on May 18, 2011, and must otherwise comply with the requirements of our Bylaws. A copy of our Bylaws is available on our Company’s web site at www.zixcorp.com/investors. All notices of proposals, whether or not to be included in our proxy materials, should be sent to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

Reducing the Costs of Proxy Solicitation

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or (214) 370-2000. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record regarding the availability of this service.

Proposals

Proposal 1 Election of Directors

Our shareholders will vote on the election of six members of our Board of Directors at the annual meeting. Each Director will serve until the next annual meeting of shareholders and until the Director’s successor is duly elected and qualified, unless earlier removed in accordance with our Bylaws.

The nominees for election to our Board are:

Name	Principal Occupation	Director Since
David P. Cook	Private Investor and Inventor	August 2009
Robert C. Hausmann	Chief Financial Officer, Tetra Sun, Inc.	November 2005
James S. Marston	Private Investor	September 1991
Maribess L. Miller	Consultant	April 2010
Antonio R. Sanchez III	President, Sanchez Oil & Gas Corporation	May 2003
Richard D. Spurr	Chairman and Chief Executive Officer, Zix Corporation	May 2005

For biographical and other information regarding the nominees for Director, please see “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors” below. For information on our Directors’ compensation, please see “INFORMATION ON THE COMPENSATION OF DIRECTORS” below.

Each of the persons nominated for election to our Board of Directors has agreed to stand for election. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought. If any nominee becomes unable or unwilling to stand for election before the annual meeting, there will be no substitute nominated at the annual meeting. Our Bylaws provide that the Board of Directors may reduce the number of positions on our Board of Directors. In addition, our Bylaws provide that the Board of Directors may fill any vacancy in the Board of Directors by the affirmative vote of a majority of the remaining Directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1 AND FOR EACH DIRECTOR NOMINEE NAMED ABOVE.

Proposal 2 Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2009 are described under “INDEPENDENT PUBLIC ACCOUNTANTS” below.

We are asking our shareholders to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal year 2010. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of Whitley Penn LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Votes cast FOR Proposal 2 by a majority of the shares of our common stock represented at the annual meeting is required to approve Proposal 2. Shares voted to ABSTAIN as to Proposal 2 will be counted as represented at the meeting and will have the same effect as a vote AGAINST Proposal 2.

If our shareholders do not approve Proposal 2, the appointment of Whitley Penn LLP will be reconsidered by our Audit Committee and our Board. Even if Proposal 2 is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the SEC regarding a change in public accounting firms.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors

The following table indicates the names of our Director nominees and their ages and positions:

Name	Age	Position
David P. Cook(1)(2)	58	Independent Director
Robert C. Hausmann(3)	46	Independent Director
James S. Marston(2)(3)	76	Independent Director
Maribess L. Miller(3)	57	Independent Director
Antonio R. Sanchez III(1)(2)	36	Independent Director
Richard D. Spurr	56	Chairman of the Board

(1)

Member of the Nominating and Corporate Governance Committee

(2)

Member of the Compensation Committee

(3)

Member of the Audit Committee

David P. Cook was elected to our Board of Directors in August of 2009. He currently is active in independent intellectual property pursuits and research. Mr. Cook served as a Director of our Company from 1984 until 1990, and also from 1995 until 2001, including taking the Company public and serving as our Chairman from 1998 until 2000. Previously, he launched three other public companies where he served as Chairman, President and CEO, including Blockbuster Entertainment Corporation (retail music and video), Tag Systems, Inc. (renamed Amtech Systems, Inc.) (toll tag technology) and David P. Cook & Associates (oil and gas software).

Our Board of Directors selected Mr. Cook to serve as a Director because he brings to the Board both over 30 years of entrepreneurial acumen and vision, as well as hands-on experience in managing several public companies. Additionally, he is a technologist and serial inventor, with numerous patents to his name in various fields, which enables him to contribute to our Board a unique level of technological knowledge and understanding. His role in founding our Company gives him special insight into our Company’s technology.

Robert C. Hausmann was elected to our Board of Directors in November 2005. He is the Chief Financial Officer of privately-held TetraSun, Inc. (solar cell development). Mr. Hausmann served as Vice President and Chief Financial Officer of Securify, Inc. (computer security monitoring) from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. (network traffic management) and helped manage that company’s initial public offering. Previously, he served as Operations Partner and Chief Financial Officer of Mohr, Davidow Ventures, a Silicon Valley-based venture capital partnership. He is a Director of Business Services Group LLC, CAY Holding, Customer Nation, Inc., Light Engineering, Inc., Sam Cloud Baru L.P., Simply Ice, LLC., and Sinatek, Inc. Mr. Hausmann holds a Master of Business Administration degree from Santa Clara University and a Bachelors of Arts degree in Finance and Accounting from Bethel College.

Our Board of Directors selected Mr. Hausmann to serve as a Director because of his experience as Chief Financial Officer of three companies with larger average annual revenues than the Company, and as Chief Financial Officer of one of Silicon Valley’s premiere venture capital firms, which contributes to the Board’s oversight of the Company’s financial and accounting matters, including public company reporting and disclosure. His consulting work at public and private companies, principally in the information technology industry, brings to the Board valuable experience and perspective on a variety of matters facing the Company, including financial markets, operations, corporate governance, compliance and systems and process re-engineering. Mr. Hausmann was appointed Chair of the Audit Committee because his experience qualifies him for designation as an “audit committee financial expert” under SEC rules and aids in that committee’s compliance oversight.

James S. Marston was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited (intermodal shipping). Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation (transportation). From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, Inc., where he was responsible for the Sabre reservations system and related technologies. He holds a Bachelor of Arts degree in Political Science from the University of Maryland, and a Master of Arts degree in Public Administration from the University of Oklahoma.

Our Board of Directors selected Mr. Marston to serve as a Director because his 18 years of service on our Board contributes unique knowledge, history and perspective about the Company and its business, employees and customers. His tenure provides the Board with a deeper understanding of the issues, risks and opportunities before the Company. Mr. Marston’s years operating the Sabre computer reservation system, then owned by American Airlines, Inc., contributes to the Board a wealth of experience and depth of understanding about issues facing large and complex information technology services businesses.

Maribess L. Miller was elected to our Board in April 2010. Ms. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001 until 2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of that firm’s U.S. Healthcare Audit Practice from 1995 to 1998. She was appointed in 2009 by Governor Rick Perry to the Texas State Board of Public Accountancy and serves on the technical standards review behavioral enforcement and rules committees. She is immediate past Board Chair for the Texas Health Institute, where she remains a member of the board. Ms. Miller also serves on the Board of the AT&T Center for Performing Arts and the TCU Neeley School of Business, and as audit committee chair of the Dallas Symphony Association. She graduated cum laude with a Bachelors degree in Accounting from Texas Christian University. Ms. Miller is a Certified Public Accountant.

Our Board of Directors selected Ms. Miller to serve as a Director because of her extensive experience in auditing and consulting with companies in various fields, including healthcare and technology companies, which allows her to contribute valuable perspective and insights about the Company’s operations. In addition, Ms. Miller has special expertise in public company accounting and financial reporting. She brings to our Board and its Audit Committee invaluable technical understanding of public company accounting and internal controls over financial reporting.

Antonio R. Sanchez III was elected to our Board in May 2003. He has served since March 2006 as President of Sanchez Oil & Gas Corporation (energy) where he guides day-to-day operations, and previously served as that company’s Executive Vice President beginning in October 2001. From 1999 through 2001, he held a variety of positions at Zix Corporation, including sales and marketing, product development and investor relations. From 1997 through 1999, he was an analyst in the mergers and acquisitions group of JP Morgan (investment banking). He received a Bachelor of Science degree in Business Administration from Georgetown University with a concentration on Accounting and Finance and a minor in Economics. He also holds a Master of Business Administration degree from Harvard University.

Our Board of Directors selected Mr. Sanchez to serve as a Director because his experience in senior executive roles at a company with revenues significantly larger than those of the Company, and in an industry that is distinct from the Company’s industry, brings to our Board a unique “outsider’s” perspective. Mr. Sanchez’s early career experience as an employee of the Company provides him with valuable historical knowledge and perspective about our business.

Richard D. Spurr was elected to our Board in May 2005 and elected Chairman of the Board in February 2006. He joined our Company in January 2004 as President and Chief Operating Officer and has served as Chief Executive Officer since March 2005. From March 2003 to November 2003, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1991 to 1996 he was Vice President, Worldwide Sales at SEER Technologies, Inc. (information technology) and from 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security), helping to take those two technology companies from early start-up stages to and beyond initial public offerings. From 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame, graduating in 1974.

Our Board of Directors selected Mr. Spurr to serve as a Director because as the Company’s Chief Executive Officer his direct, day-to-day knowledge of and interaction with all aspects of our business, including stockholders, employees and customers is unique among the Directors and provides our Board with important insights into our Company’s business. In addition, he brings over 30 years of experience in building and managing sales, marketing, business development and service operations in global information technology businesses, which is unique among the members of our Board.

Executive Officers

The following table indicates the names of our Executive Officers and their ages and positions. Officers serve at the discretion of our Board of Directors.

Name	Age	Position
Richard D. Spurr	56	Chief Executive Officer, President, Chief Operating Officer
James F. Brashear	52	Vice President, General Counsel and Corporate Secretary
Susan K. Conner	46	Chief Financial Officer
Russell J. Morgan	50	Vice President, Client Services
David J. Robertson	51	Vice President, Engineering

Richard D. Spurr joined our Company in January 2004 as President and Chief Operating Officer and has served as Chief Executive Officer since March 2005. He was elected to our Board in May 2005 and elected Chairman of the Board in February 2006. From March 2003 to November 2003, he served as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. (information security). From 1991 to 1996 he was Vice President, Worldwide Sales at SEER Technologies, Inc. (information technology) and from 1997 to 2001 he served in several senior executive positions at Entrust, Inc. (information technology security), helping to take those two technology companies from early start-up stages to and beyond initial public offerings. From 1974 to 1990, he worked for IBM Corporation (information technology) where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, where he managed a $1.2 billion Asia Pacific business. Mr. Spurr earned a Bachelor of Arts degree from the University of Notre Dame, graduating in 1974.

James F. Brashear has served as Vice President, General Counsel and Corporate Secretary since February 2010. From September 2007 until joining our Company, Mr. Brashear was a partner at the law firm Haynes and Boone, LLP. From July 1996 until August 2007, he served in various executive capacities at Sabre Holdings Corporation (travel commerce) including Senior Vice President, Deputy General Counsel, Corporate Secretary and Chief Governance Officer. He was previously an attorney at AMR Corporation’s subsidiary American Airlines, Inc. (air transportation), and at the law firms Skadden, Arps, Slate, Meagher & Flom and O'Melveny & Myers. Mr. Brashear received a Juris Doctorate degree, magna cum laude, from the University of San Diego School of Law and a Bachelor of Arts degree from the University of California at San Diego. He is a member of the California Bar Association and the State Bar of Texas. He has served since 2004 as a national director of The Society of Corporate Secretaries and Governance Professionals.

Susan K. Conner has served as our Chief Financial Officer since October 2008. Ms. Conner has over 20 years of financial, accounting and strategic business planning experience with a focus over the past 10 years in the technology services industry. From May 2001 through November 2006, she served as the Executive Vice President and Chief Financial Officer of Pegasus Solutions, Inc. (travel distribution). From 1997 to 2001 she was a partner with PricewaterhouseCoopers LLP in the firm’s Technology, Infocom, Communications, and Entertainment and Media practice. In this role, she primarily advised and worked with highly acquisitive and rapidly growing companies. Ms. Conner is a Certified Public Accountant and received her Bachelor of Business Administration degree in Accounting from the University of Texas at Austin where she serves on the advisory board to the McCombs School of Business Department of Information, Risk and Operations Management.

Russell J. Morgan has served as our Vice President, Client Services since September 2002. From February 1997 until August 2002, he worked at Entrust, Inc. (information technology security) where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, he founded and built the professional services organization and built and operated a WebTrust certified secure data center for issuing digital certificates to business customers. Previously, he held several management positions at Lockheed Martin (aerospace), where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions. Mr. Morgan holds a Bachelor of Engineering degree from Concordia University, Montreal, Quebec, Canada.

David J. Robertson has served as our Vice President, Engineering since March 2002. Mr. Robertson has over 30 years of experience in the internet and telecommunications industries, with specific expertise in hosted network architecture, electronic security, communication protocols, software systems and wireless infrastructure. From 1981 through 2000, he was employed by Nortel Networks (telecommunications), where he held technology Vice President positions in the Wireless, Carrier and Enterprise Divisions. From 2001 to 2002, he participated in creating technology startup companies with STARTech Early Ventures (venture capital). He has been a participant in several industry standards-setting groups and serves with the City of Richardson Chamber of Commerce. He holds a Bachelor of Science degree in Electrical Engineering from the University of Waterloo, Canada, and a Master’s degree in Engineering from Carleton University, Canada.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 31, 2010 (unless otherwise indicated) the shares of our common stock that were beneficially owned by each Director, by each executive officer, by all of our Directors and executive officers as a group, and by all persons known by us to beneficially own more than 5% of our outstanding common stock. We do not have any equity or security ownership requirements or guidelines for our Directors or executive officers.

	Amount and Nature of Beneficial Ownership(1)
Beneficial Owner(2)	Number of Common Stock Shares Beneficially Owned	Percentage of Total Common Stock Shares Outstanding(3)
David P. Cook(4)	18,750	*
Robert C. Hausmann(5)	114,792	*
James S. Marston(6)	383,596	*
Antonio R. Sanchez III(7)	659,916	1.0%
Paul E. Schlosberg(8)	164,129	*
Richard D. Spurr(9)	2,527,733	3.8%
James F. Brashear(10)	12,778	*
Susan K. Conner(11)	90,972	*
Russell J. Morgan(12)	363,238	*
David J. Robertson(13)	566,179	*
Rockall Emerging Markets Master Fund Ltd.(14)	4,853,499	7.6%
Antonio R. Sanchez, Jr. (15)	3,364,763	5.3%
TOTAL	13,120,345	20.5%
All Directors and executive officers as a group (10 persons)	4,902,083	7.2%

*	Denotes ownership of less than 1%.
(1)

Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
(3)

Percentages are based on the total number of shares of our common stock outstanding at March 31, 2010, which was 63,896,227 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of March 31, 2010 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Consists of shares that Mr. Cook has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(5)	Consists of shares that Mr. Hausmann has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(6)	Consists of shares that Mr. Marston has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(7)

Includes (i) 11,037 shares issuable upon exercise of certain warrants; and (ii) 241,879 shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.

(8)

Consists of shares that Mr. Schlosberg has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010. Mr. Schlosberg is not standing for reelection as a Director by our shareholders.

(9)

Includes (i) 2,441,667 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010 and (ii) 5,519 shares issuable upon exercise of certain warrants.

(10)	Includes 2,778 shares that Mr. Brashear has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(11)	Includes 65,972 shares that Ms. Conner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.

(12)	Includes 360,738 shares that Mr. Morgan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(13)	Includes 541,285 shares that Mr. Robertson has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2010.
(14)

As reported in Amendment No. 2 to Schedule 13G filed on February 19, 2010 by Rockall Emerging Markets Master Fund Limited (“Rockall”) and certain affiliated entities. According to the Schedule 13G, Rockall has sole voting and dispositive power to 1,458,705 shares, and Meldrum Asset Management, LLC (“Meldrum”), as investment manager of Rockall, has sole voting and dispositive power to the same 1,458,705 shares. Con Egan, Conor O’Driscoll and Fulvio Dobrich are the principals of Meldrum. Mr. Egan, both as principal of Meldrum and in his individual capacity, beneficially owns 2,926,705 shares, of which he has sole voting and dispositive power to 1,468,000 and shared voting and dispositive power to 1,458,705. Mr. O’Driscoll, both as principal of Meldrum and in his individual capacity, beneficially owns 2,106,562 shares, of which he has sole voting and dispositive power to 647,857 shares and shared voting and dispositive power to 1,458,705 shares. Mr. Dobrich, both as principal of Meldrum and in his individual capacity, beneficially owns 2,737,642, of which he has sole voting and dispositive power to 1,278,937 shares and shared voting dispositive power to 1,458,705 shares.

(15)

As reported in a Schedule 13G filed on February 16, 2010 by Antonio R. Sanchez, Jr. According to the Schedule 13G, Mr. Sanchez has sole voting and dispositive power to 3,355,388 shares, 2,683,296 shares of which are held directly by Mr. Sanchez, 523,592 shares of which are owned by SANTIG, Ltd., 82,500 shares of which are owned by trusts for which Mr. Sanchez serves as trustee, and 66,000 shares of which may be acquired by Mr. Sanchez pursuant to warrants. Mr. Sanchez shares voting and dispositive power to 9,375 shares with his wife, Maria J. Sanchez. Mr. Sanchez is the father of Antonio R. Sanchez III, a member of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other securities. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2009, our Directors and executive officers complied with all Section 16(a) filing requirements.

Corporate Governance

Our Board in General

Our business is managed under the direction of our Board of Directors. Our Board currently consists of seven members. The names of our Board members, their professional experience and attributes are described above under the caption “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors.”

Corporate Governance

Our Board has adopted the “Zix Corporation Board of Directors Procedures and Corporate Governance Overview,” which is intended to provide a framework for the governance of our Company. This document is available on our website at www.zixcorp.com/governance.php.

We are in compliance with corporate governance requirements, including those of the Sarbanes-Oxley Act of 2002 and the NASDAQ Marketplace Rules. We will continue to monitor our policies and procedures to ensure compliance with developing standards in the corporate governance area. Our Board has also designated our Corporate Secretary as the Company’s Chief Governance Officer and looks to this officer to keep the Board informed of corporate governance matters.

Director Independence

Our Board has determined that all of our Board members, other than our CEO Richard D. Spurr, are “independent” as defined in the listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, such as that the subject Director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ Marketplace Rules, our Board has made a subjective determination as to each independent Director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In determining whether Mr. Sanchez and Mr. Cook qualified as “independent,” our Board considered the facts that quite some time ago Mr. Sanchez served as an employee and Mr. Cook served as an officer and employee of the Company.

Board Leadership Structure

The Board believes that the independent oversight of management is an important function of an effective Board of Directors. The independent members of our Board have determined that the most effective Board leadership structure for our Company at the present time is for the Chief Executive Officer to also serve as Chairman of the Board. The independent Board members believe that because the Chief Executive Officer is ultimately responsible for the day-to-day operation of the Company and for executing our strategy, and because the performance of the Company is an integral part of Board deliberations, the Chief Executive Officer is the Director best qualified to act as Chairman of the Board. Richard D. Spurr currently serves as both our Chairman of the Board and Chief Executive Officer. The Board has not designated a lead independent Director because the independent Directors already take a significant and sufficient leadership role in the functions of the Board. The Board retains the authority to modify this structure.

Risk Oversight by the Board

Our management is responsible for assessing and managing the various risks our Company faces. Our Board is responsible for overseeing management in this effort. In exercising its oversight responsibilities, our Board has allocated some areas of focus to its standing committees. Specifically, our Audit Committee has oversight responsibility for financial and compliance risks, such as accounting, finance, internal controls, tax and other compliance matters, in addition to overseeing compliance with our Code of Conduct and Code of Ethics. Our Nominating and Corporate Governance Committee oversees succession management and compliance with our corporate governance principles. Our Compensation Committee is responsible for overseeing and monitoring our executive compensation programs and monitoring and assessing the interplay between such programs and risks in our business.

Throughout the year, our Chief Executive Officer, Chief Financial Officer and General Counsel and other officers review and discuss various risks with the Board and its committees. Our Board has also designated our General Counsel as the Company’s Chief Compliance Officer and looks to this officer to keep the Board apprised of material developments with respect to the compliance-related risks that the Company faces, as well as the Company’s efforts to manage those risks.

Attendance at Board Meetings and Annual Meeting

Our Board meets during the year to monitor our performance, review significant developments and act on matters requiring Board approval. Our Board met on 15 occasions during 2009. Each of the current Directors attended at least 75% of the aggregate of all meetings of our Board held in 2009 and all meetings of Board committees held during periods on which that Director served on those committees during 2009. Directors are encouraged to attend our annual meeting of shareholders. Two of our Directors attended our 2009 annual meeting of Shareholders.

Committees of the Board of Directors

Our Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees devote attention to specific subjects and to assist our Board in discharging its business and risk oversight and governance responsibilities. Each committee’s charter is available on our website at www.zixcorp.com/governance.php.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of David P. Cook, Antonio R. Sanchez III, and Paul E. Schlosberg (chair). Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the NASDAQ Marketplace Rules. Under its charter, the committee’s principal responsibilities include: (i) identifying individuals qualified to become new members of our Board and recommending candidates for reelection as Directors; (ii) developing a set of corporate governance principles applicable to our Company; and (iii) taking a leadership role in shaping the corporate governance of our Company. The Nominating and Corporate Governance Committee presents qualified Director candidate(s) to our Board. There is no third party that we currently pay to assist in identifying or evaluating potential Director nominees. The Nominating and Corporate Governance Committee met on ten occasions during the year ended December 31, 2009.

Shareholder Nomination of Director Candidates

The Nominating and Corporate Governance Committee has a policy with respect to the consideration of Director candidates recommended by shareholders. The policy provides that any shareholder of record who is entitled to vote for the election of Directors at a meeting called for that purpose may nominate persons for election to our Board, subject to the following requirements. The Nominating and Corporate Governance Committee will consider Director nominees recommended by our shareholders who comply with this process.

A shareholder desiring to nominate a person for election to our Board must send a written notice to our principal executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. The written notice must include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board and that explains why the candidate believes that he or she meets the Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board; (iv) the number of shares of our stock that are beneficially owned by such candidate; and (v) all information required to be disclosed in solicitations of proxies for election of Directors and as otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The final selection of Director nominees is within the sole discretion of our Board. The deadline for nominations for our 2011 annual meeting is December 22, 2010.

Diversity of Directors

The Board of Directors and the Nominating and Corporate Governance Committee believe that the Board should include Directors with diversity of education, experience, skills, qualities, backgrounds and other attributes. The Board does not follow any ratio or formula to determine the appropriate mix of Directors, but instead uses its judgment to identify nominees whose education, experience, skills, qualities, backgrounds and other attributes, taken as a whole, will contribute to the diversity of the Board.

Director Qualification Criteria

The criteria considered by the Nominating and Corporate Governance Committee and the Board of Directors in evaluating Director candidates include characteristics such as the following:

•

The highest personal and professional ethics, integrity and values;

•

Broad-based skills and experience at an executive, policy-making level in business, academia, government, or technology areas relevant to our activities;

•

A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•

A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•

Be between the ages of 30 and 70 at the time of his or her initial election as a Director.

Candidates who will serve on our Audit Committee must have the following additional characteristics:

•

All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•

All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows; and

•

At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.

Other factors considered in candidates may include, but are not limited to, the following:

•

Experience in the technology areas relevant to our activities;

•

Experience as a director or executive officer of a large public company;

•

Experience as an independent registered public accountant;

•

Significant academic experience in a field of importance to our Company;

•

Recent experience in an operating role at a large company; and

•

Other relevant information.

The Nominating and Corporate Governance Committee will evaluate a nominated candidate and, after consideration taking account of the Director Qualification Criteria described above, will determine whether or not to proceed with the candidate. These procedures have not been materially modified since our disclosure of these procedures in our proxy statement in connection with our 2009 annual meeting of Shareholders. These procedures do not create a contract between our Company, on the one hand, and a Company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations, and the discretion of our Board. There are no material differences in the procedures for evaluating new Director nominees based on whether they are recommended by a security holder in or by our Board.

Audit Committee

Our Audit Committee is comprised of Robert C. Hausmann (chair), James S. Marston and Maribess L. Miller. Our Board determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the NASDAQ Marketplace Rules and the SEC, and that each has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee. Our Board also determined that Mr. Hausmann qualifies as an “audit committee financial expert” under SEC rules. The Board believes, but has not formally determined, that at least one other Director also qualifies as an “audit committee financial expert” under SEC rules.

Our Audit Committee oversees our financial reporting process, related controls and audit functions on behalf of our Board, pursuant to a written charter adopted by our Board that is available on our website at www.zixcorp.com/governance.php. The Audit Committee met on eight occasions during 2009.

Compensation Committee

Our Compensation Committee is comprised of David P. Cook, James S. Marston (chair) and Antonio R. Sanchez III. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the NASDAQ Marketplace Rules. Our Board has the authority to determine the compensation payable to our employees, consultants, and Directors and has established the Compensation Committee to assist it in compensation decisions. The Compensation Committee met on three occasions during 2009.

The Compensation Committee operates under a written charter that is available on our website at www.zixcorp.com/governance.php. Under its charter, the Compensation Committee’s primary responsibilities are to: (i) establish our Company’s overall management compensation philosophy and policy; (ii) make recommendations to our Board with respect to corporate goals and objectives with respect to compensation for our executive officers, including our Chief Executive Officer; (iii) make recommendations to our Board with respect to our executive officers’ annual compensation including salary, bonus, incentive and equity compensation; and (iv) administer our incentive compensation programs and equity-based compensation plans.

In 2009, our Board of Directors, based on the recommendation of the Compensation Committee, made all significant final compensation decisions regarding our named executive officers including those pertaining to the base salary, variable compensation and stock option grants. During 2009, the Company, with the approval of our Compensation Committee, retained the services of PricewaterhouseCoopers (“Compensation Consultant”) to provide executive compensation consulting services to the Company. Although the Consultant was retained by our management, the Compensation Consultant served in an advisory role to our Compensation Committee, Board and management. The Compensation Consultant (i) conducted an overall review of the Company’s compensation strategy and incentive compensation plans, (ii) conducted a review of total compensation for the Company’s senior executive officers, (iii) conducted a review of the Company’s compensation of Directors and (iv) updated our senior management, Compensation Committee and the report was provided to the Board on current trends in executive compensation. The Compensation Consultant reported its findings to our management and Compensation Committee in early 2010, and the written report was provided to the Board. The Compensation Consultant benchmarked aspects of our compensation programs against information in certain proprietary compensation surveys and against two peer companies (Netsuite and Vocus) that were selected by the Compensation Consultant from a Company-suggested list of six “software as a service” peer companies. The Compensation Consultant provided no other services to the Company during 2009.

Policies, Procedures, and Practices

Our processes and procedures for the consideration and determination of executive compensation are as follows:

•

Our Compensation Committee requests recommendations from the CEO with respect to the elements of compensation to be considered by the Compensation Committee and recommended by it to the full Board;

•

Our Compensation Committee consults with and meets with the CEO as required to discuss his recommendations, meets in executive session, or discusses among themselves, as appropriate, in order to formulate a recommendation to the full Board;

•

Our Compensation Committee then makes a recommendation to the full Board;

•

Our Board consults with and meets with the CEO and the members of the Compensation Committee as required to discuss the latter’s recommendation, meets in executive session, or discusses among themselves, as appropriate, to reach a decision; and

•

Our Board’s decision is subsequently communicated to the CEO.

For the consideration and determination of Director compensation, our Board typically refers the matter to the Compensation Committee in order for it to review the matter and make a recommendation to the entire Board.

Compensation Committee Interlocks and Insider Participation

During 2009, the Compensation Committee was comprised of four independent Directors: Charles N. Kahn III, James S. Marston, Paul E. Schlosberg, and Antonio R. Sanchez III. Mr. Kahn resigned from our Board effective April 5, 2010. As part of a realignment of our standing Board committees to better balance the workloads of individual committee members, effective January 15, 2010 Mr. Cook was appointed to serve on the Compensation Committee and Mr. Schlosberg resigned from the Compensation Committee. Throughout 2009, none of the members of the Compensation Committee is or was an officer or employee of our Company or any of our subsidiaries and none had any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. We have no executive officers who serve as a member of a Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Shareholder Communication with our Board

Shareholders interested in communicating with our Board of Directors may do so by writing to our executive offices at Zix Corporation, Attention: Corporate Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our Corporate Secretary will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board will be forwarded to the entire Board or the individual Board member to whom the communication is addressed.

Code of Ethics

We have a Code of Conduct and Code of Ethics, which applies to all of our employees, officers and Directors, including our Chief Executive Officer and senior financial officials. The Code of Conduct and Code of Ethics is available on our website at www.zixcorp.com/governance.php. The Code of Conduct and Code of Ethics is a reaffirmation that we expect all Directors and employees to uphold our standards of ethical behavior and compliance with the law and to avoid conflicts of interest between the Company their personal and professional affairs. The Code of Conduct and Code of Ethics establishes procedures for the confidential reporting of suspected violations of the Code of Conduct and Code of Ethics. The code also sets forth procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, auditing or compliance matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting, auditing or compliance matters. Our Code of Conduct and Code of Ethics also prohibits actual or apparent conflicts of interest between the interest of any of our Directors or officers and our Company or its shareholders. Any waiver of our Code of Conduct and Code of Ethics is to be approved on behalf of our Company by the Board of Directors, or a committee of the Board of Directors, as applicable, and in compliance with applicable law. Any waiver of our Code of Conduct and Code of Ethics will be publicly disclosed as required by applicable law, rules, and regulations, including by posting the waiver on our website at www.zixcorp.com.

Independent Registered Public Accountants

General

Whitley Penn LLP has been appointed by the Audit Committee as our independent registered public accounting firm for fiscal year 2010. Whitley Penn LLP was selected by the Audit Committee as our independent registered public accounting firm for 2006, 2007, 2008 and 2009. Whitley Penn’s appointment as to each of those years was ratified by our stockholders.

Representatives of Whitley Penn LLP are expected to be present at the 2010 annual meeting; they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Fees Paid to Independent Public Accountants

The table below is a summary of Whitley Penn’s professional fees billed to us for the years ended December 31, 2008 and December 31, 2009, respectively:

	2008		2009
Audit Fees	322,851	(1)	338,789	(1)
Audit-Related Fees	19,472	(2)	18,695	(2)
Tax Fees	6,000	(3)	0	(3)
All Other Fees	0		0
Total Fees	$348,323		$357,484

(1)

Audit fees consist of the annual audits of our consolidated financial statements included in our Annual Report on Form 10-K, the quarterly review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as accounting advisory services related to financial accounting matters, and other services related to filings made with the SEC.

(2)

Audit-related fees consist of required audits of our employee benefit plan.

(3)

Tax fees include assistance with certain tax compliance matters and various tax planning consultations.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by Whitley Penn LLP in order to assure that the provision of services does not impair the auditor’s independence. Annually, Whitley Penn LLP presents to our Audit Committee the services that are expected to be performed by the independent auditor over the next 12 months. Our Audit Committee reviews and, as it deems appropriate, pre-approves those services. The services and estimated fees are presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A under the Securities Exchange Act of 1934). For each service listed in those categories, our Audit Committee receives detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee reviews, on at least a semi-annual basis, the services provided by Whitley Penn LLP and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services expected to be provided by Whitley Penn LLP in 2010 were pre-approved by our Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees, pursuant to its charter adopted by the Board of Directors, the Company’s internal controls over financial reporting. The Audit Committee also has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

Management has the primary responsibility for our financial statements and our reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in our 2009 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements and management’s report on internal control over financial reporting and the independent accounting firm’s related opinions. The Audit Committee has discussed with the independent registered public accounting firm, Whitley Penn LLP, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit committee concerning independence, and has discussed with Whitley Penn LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2009 filing with the SEC.

April 20, 2010	Respectfully submitted by the Audit Committee,

Robert C. Hausmann, Chair
James S. Marston
Maribess L. Miller

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Director Compensation Table

Set forth below is a table indicating the cash and non-cash compensation paid to our non-employee Directors in calendar year 2009:

Name	Fees Earned or Paid in Cash(1)		Option Awards(2)		Total
David P. Cook	$5,000		$30,190	(3)	$35,190
Robert C. Hausmann	$29,500	(4)	$13,152	(5)	$42,652
Charles N. Kahn III	$33,000		$15,815	(6)	$48,815
James S. Marston	$34,000		$15,815	(7)	$49,815
Antonio R. Sanchez III	$23,250		$14,040	(8)	$37,290
Paul E. Schlosberg	$44,000		$16,702	(9)	$60,702

(1)

See the discussion below for an explanation of the cash compensation paid to our Directors.

(2)

The stated amount is the aggregate grant date fair value. These amounts were computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2009 Annual Report on Form 10-K.

(3)

Mr. Cook holds options to acquire 25,000 shares of our common stock, of which 12,500 were vested as of March 31, 2010. The fair market value of his August 2009 (25,000 shares) option grant on the grant date, computed in accordance with the requirements of FASB ASC Topic 718, was $30,190.

(4)

Fees earned in cash by Mr. Hausmann are paid to Business Services Group, LLC.

(5)

Mr. Hausmann holds options to acquire 169,500 shares of our common stock, of which 106,294 were vested as of March 31, 2010. The fair market value of his January 2009 (10,000 shares) and February 2009 (5,000) option grants on the respective grant dates, computed in accordance with the requirements of FASB ASC Topic 718, was $8,714 and $4,438, respectively.

(6)

Mr. Kahn holds options to acquire 124,415 shares of our common stock, of which 59,209 were vested as of March 31, 2010. The fair market value of his January 2009 (10,000 shares) and February 2009 (8,000) option grants on the respective grant dates computed in accordance with the requirements of FASB ASC Topic 718 was $8,714 and $7,101, respectively. On April 5, 2010, Mr. Kahn resigned as a Director.

(7)

Mr. Marston holds options to acquire 439,429 shares of our common stock, of which 375,098 were vested as of March 31, 2010. The fair market value of his January 2009 (10,000 shares) and February 2009 (8,000) option grants on the respective grant dates computed in accordance with the requirements of FASB ASC Topic 718 was $8,714 and $7,101, respectively.

(8)

Mr. Sanchez holds options to acquire 295,838 shares of our common stock, of which 233,714 were vested as of March 31, 2010. The fair market value of his January 2009 (10,000 shares) and February 2009 (6,000) option grants on the respective grant dates computed in accordance with the requirements of FASB ASC Topic 718 was $8,714 and $5,326, respectively.

(9)

Mr. Schlosberg holds options to acquire 228,838 shares of our common stock, of which 154,798 were vested as of March 31, 2010. The fair market value of his January 2009 (10,000) and February 2009 (9,000) option grants on the respective grant dates computed in accordance with the requirements of FASB ASC Topic 718 was $8,714 and $7,988, respectively. Mr. Schlosberg is not standing for reelection as a Director by our shareholders.

Summary Explanation of Director Compensation

Pursuant to the Zix Corporation 2006 Directors’ Stock Option Plan (“2006 Directors Plan”), on the day that a non-employee Director is first appointed or elected to the Board, the Director is granted nonqualified options to purchase 25,000 shares of our common stock. The options vest quarterly and pro-rata over one year from the date of grant. Also, under the 2006 Directors Plan, on the first business day in January of each year, each non-employee Director that has served on the Board for at least six months as of the grant date is granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding common stock shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares of our common stock, in each case divided by the greater of (A) five or (B) the number of non-employee Directors that have served on our Board for at least six months as of the date of grant; provided that, the number of shares of our common stock covered by any such January option grant cannot exceed 40,000 shares. The options vest quarterly and pro-rata over three years from the grant date. The exercise price of the 25,000 share option grants and of the January share option grants is 100% of the fair market value of our common stock on the date of grant. The options may not be exercised after the tenth anniversary of the date of grant. The non-employee Directors agreed to waive 75% of the 40,000 stock option grants they otherwise would have received in January 2009 under the 2006 Directors Plan. Therefore, each Board member received 10,000 stock option shares in January 2009.

Also, we augment the cash compensation paid to our non-employee Directors by granting them stock options for serving on the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and other eligible active committees of our Board. The chair of the committee is annually granted options to acquire 5,000 shares of our common stock and committee members are annually granted options to acquire 3,000 shares of our common stock for each committee on which they serve. These options vest quarterly and pro-rata over three years from the grant date and the exercise price of the options is the closing price of our common stock on the grant date.

In addition to the stock option grants described above, we pay our non-employee Directors cash fees as follows:

•

Cash payment of $2,000 per meeting per Director for attendance in person at Board meetings;

•

Cash payment of $1,000 per meeting per Director for attendance at telephonic Board meetings;

•

From June 18, 2009, cash payment of $1,500 per meeting per Director for attendance in person at Board committee meetings, and cash payment of $1,000 per meeting per Director for attendance at telephonic Board committee meetings (maximum of ten meetings per year per committee);

•

Annual cash payment of $5,000 per Director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings); and

•

Annual cash payment of $3,000 per Director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).

We also reimburse our Directors for expenses they incur while attending our Board or committee meetings.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our entire Board, with the assistance of the Compensation Committee, administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee is comprised entirely of independent, non-employee Directors.

Our Board, with advice from the Compensation Committee and after discussion with our Chief Executive Officer, makes all executive compensation decisions. Through this open dialogue, there have been some refinements to recommendations related to variable stock compensation that have been made by either the Chief Executive Officer or the Compensation Committee to the full Board. Also, it is not uncommon for the full Board to be directly involved in compensation decisions related to the hiring of new executive officers.

In 2009, the Compensation Committee submitted to the full Board the Committee’s recommendations on compensation of our Directors and our executive officers. The Board of Directors made all significant decisions pertaining to the base salary, variable compensation and stock option grants payable or awarded to our executive officers. During 2009, our executive officers were Richard D. Spurr, Susan K. Conner, Russell J. Morgan, David J. Robertson, and Ronald A. Woessner (collectively, “named executive officers,” or “NEOs”). Mr. Woessner left our Company on August 26, 2009.

Compensation Philosophy and Objectives

Our Board of Directors believes that an effective executive compensation program is one that, among other things, accomplishes the following goals:

•

Attracts and retains executives with the experience, skills, and knowledge that our Company seeks and requires;

•

Attracts and retains executives committed to achieving our goals;

•

Rewards the achievement and support of specific performance metrics established by our Board; and

•

Rewards increases in shareholder value.

Our Board and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable, and competitive and attracts and retains talented and qualified personnel. The compensation paid in 2009 to our named executive officers, as set forth below in the “Summary Compensation Table,” consisted of salary, stock options, and contributions to the Company-sponsored 401(k) plan. The only perquisites provided to our named executive officers are a partial match of 401(k) contributions (which we offer on a non-discriminatory basis to all 401(k) plan participants) and Company-funded life insurance benefits (which we offer on a non-discriminatory basis to all full-time employees). We have no non-qualified deferred compensation arrangements and no defined benefit retirement plans. Because we have no non-qualified deferred compensation arrangements, no defined benefit retirement plans, and offer few perquisites, our Board believes that the executive compensation packages provided to our executives, including the named executive officers, should include stock option grants and separation pay agreements to supplement the cash base salary and variable compensation payable to our executives. Our Board believes that stock options motivate the recipient to work to achieve specific financial and business metrics and that stock options and separation pay agreements are crucial to recruiting (and retaining) the services of qualified and talented personnel.

Risk Considerations

In establishing and reviewing our executive compensation structure, our Board and Compensation Committee consider whether the structure encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. As discussed below under the heading “Executive Officer Variable Compensation,” the Company has utilized in the past, and plans to utilize again in the future, a performance-based variable compensation program based on the achievement of certain short-term metrics. While such a performance-based variable compensation program focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our Board believes that our variable compensation program has represented an appropriate percentage of total compensation opportunities available to its participants and has appropriately balanced risks arising from such short-term focus. Like many companies, based on pressures facing the general economy in the United States, we did not implement a variable compensation plan in 2009. We currently intend to implement such a plan in 2010.

A meaningful portion of the total compensation received by our named executive offices is in the form of long-term equity awards that help align the executives’ interests with those of the Company’s shareholders. We believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price and the awards are subject to vesting schedules that help ensure the executives have significant value tied to our long-term stock price performance.

Role of Executive Officers in Compensation Decisions

Our Board, the Compensation Committee and our management each play a role in our compensation process. The Compensation Committee reviews and makes recommendations to our Board regarding our executive compensation practices, after which our full Board makes the final determinations. The matrix below sets forth, in general, our current practices regarding the authority level for determining certain compensation related matters. As shown, our Board delegates to our management the authority to make certain compensation related decisions on behalf of the Board, while our Board retains the authority in other cases.

Approval Authority Matrix for Certain Compensation Related Matters

Employee	Salary	Variable Compensation	Stock Option Grants
Chief Executive Officer	Board	Board	Board
Other NEOs	Board	Board	Board
Other CEO direct reports	CEO(1)	Board/CEO(1) (2)	Board
Rank & file employees	CEO/Mgmt(1)	CEO/Mgmt(1)	CEO(3)

(1)	The salary and variable compensation decisions of the CEO and management are subject to the constraints of our annual budget, as approved by our Board.
(2)

In addition to any variable compensation that is subject to attaining performance metrics established by our Board, our CEO may establish sales objectives or management by objective (“MBO”) objectives for certain individuals who are not executive officers.

(3)

All individual stock option grants in excess of 40,000 shares or any Company-wide stock option grant program and certain other option grants remain subject to the approval of our Board. Our Board typically approves an annual “pool” of stock options that is available for grant by the CEO or our management during our annual stock option review and grant cycle.

We engaged a Compensation Consultant in 2009 to review our compensation programs and policies. The Compensation Consultant met with certain executive officers, Compensation Committee members and Directors. The executive officers shared with the Consultant their views on those matters. The Compensation Consultant reported its findings to our management and the Compensation Committee and provided a copy of its report to the Board.

Executive Officer Base Salaries and Compensation Comparisons

Our executive officers’ salaries are, in general, established by (a) reference to each executive’s position with our Company and (b) a subjective assessment of the cost to us of hiring executives with comparable experience and skills. We believe this approach offers our executives, including our named executive officers, a reasonable base salary as subjectively determined by our Board following a recommendation by our management. Differences in the amount of compensation awarded to each of the executive officers relate primarily to the experience, responsibilities and performance of each executive officer, as well as to a market-based analysis of compensation paid by peer companies for comparable positions.

None of our executive officers received any increases in base salary compensation in 2005, 2006, 2007, 2008 and 2009, nor thus far in 2010. Mr. Morgan’s base salary has not changed during those periods, but when stated in United States dollars his Canadian dollar compensation may appear to increase or decrease due to fluctuations in the currency exchange rate.

As discussed above under the caption “Corporate Governance - Compensation Committee,” in 2009 the Company engaged the Compensation Consultant to review, among other matters related to compensation, the compensation, including base salaries, of our executive officers. Based in part on such a review, our Board, with the advice of the Compensation Committee, determined that the base salaries and overall compensation level of each our named executive officers was approximately at or below the mean compensation levels of our peer companies.

Executive Officer Variable Compensation

The Company is providing the following information in order to provide background and context with respect to the Company’s approach to variable compensation. We believe that variable compensation, based on performance and achievement, is an important component of an executive’s overall compensation package because the base salaries offered to our executives are not sufficient alone to attract and retain executives with the skills, experience, and knowledge we seek. Furthermore, we believe a variable compensation element motivates the recipient to achieve financial and business objectives established by our Board and promotes executive retention and enables the recipient to share in the success of our business endeavors. Our Board implemented variable compensation programs for 2007 and 2008. We did not implement a variable compensation program for 2009. Our Board currently intends to implement a variable compensation plan for 2010.

In 2008, the Company’s executive officers, other than executives whose primary function is sales, were eligible to receive variable compensation under a management variable compensation program (the “Management Plan”) that was approved by our Board. The Management Plan provided for variable compensation to be paid to our CEO and those of his direct report executives whose primary function is not sales. In 2008, the Management Plan paid variable compensation based on the achievement by year-end of the parameters (metrics) established by our Board and set forth in the Management Plan, as described below.

•

The $200,000 target amount of annual variable compensation potentially payable to Mr. Spurr under the Management Plan in 2008 was established by our Board at the time he was appointed as our CEO in 2005. The actual variable compensation paid to him for 2008 was based exclusively on our actual performance in comparison to the performance metrics under the Management Plan.

•

The target amount of variable compensation potentially payable under the Management Plan in 2008 to the other named executive officers was determined by our Board upon the recommendation of Mr. Spurr. The target amounts have remained unchanged since 2005, except that variable with respect to Ms. Conner was not established until she joined the Company. The actual variable compensation paid to named executive officers for 2008 was exclusively based on our actual performance in comparison to the performance metrics under the Management Plan.

Variable Compensation Metrics

The following performance metrics are those our Board established for 2008 to achieve Company-wide cash flow break even, to achieve a growth target in our Email Encryption business:

Performance Metric	Minimum Achievement	Target Achievement	2008 Actual Achievement
Revenue	$28.5MM	$29.2 MM	$28 MM
Year-end Cash	$12.3 MM	$12.3 MM	$13.3 MM(1)
New First Year Orders	$6.4 MM	$7.2 MM	$5.5 MM
Subscriber Renewal Rate	95%	99%	94%

(1) As permitted by the terms of a shareholder-approved equity compensation plan and as a means of cash conservation, in 2008, we issued shares of our common stock to certain of our employees in lieu of cash for bonuses and commissions in the aggregate approximate amount of $1,697,117 owed to them. If these payments had not been made using shares of our common stock, the payments would have been made in cash. A total of 619,672 shares of common stock (valued at approximately $1,697,117) was issued to these employees in lieu of paying the employees cash for these bonuses and commissions.

The performance metrics noted above were used in the manner described below to establish the variable compensation paid for calendar year 2008:

•

Each metric was assigned the noted “Target Achievement” threshold, such that if the target was achieved, then the metric was considered to be “100%” achieved; and each metric was assigned a “minimum” threshold, such that if the minimum was not achieved, then the metric was considered to be “0%” achieved. Achievement of the metric between the minimum threshold and the target threshold resulted in a pro-rata variable compensation payment, starting with 0% at the minimum threshold and ending with 100% at the target threshold. The Management Plan did not provide for payment above the 100% level.

•

Each metric was given a relative weighting factor vis-à-vis the other metrics, with metric Revenue having the highest weighting, and the remaining metrics having an equal and secondary weighting.

•

At the time the metrics were established by our Board, they were believed to be “stretch” targets, but not unreasonable.

•

The Year-end Cash metric was the only metric achieved in 2008. The other metrics were considered to be 0% achieved because the minimum thresholds were not achieved.

•

The variable compensation amount to be paid was calculated, applying the pre-established weighting factor for the Year-end Cash metric.

•

For calendar year 2008, using the foregoing methodology, the aggregate variable compensation actually paid under the Management Plan to our CEO and other named executive officers was 25% of the total variable compensation potentially payable to them.

The table below sets forth for the years indicated the variable compensation amounts potentially payable to our named executive officers under the Management Plan (and similar predecessor plans) and the amounts actually paid.

Name	Year	Amount Potentially Payable	Amount Actually Paid	Percentage
Richard D. Spurr	2009	$0	$0	0.0%
	2008	$200,000	$50,000	25.0%
	2007	$200,000	$158,467	79.2%
Susan K. Conner(1)	2009	$0	$0	0.0%
	2008	$10,417	$2,604	25.0%
	2007	-	-	-
David J. Robertson	2009	$0	$0	0.0%
	2008	$75,000	$18,750	25.0%
	2007	$75,000	$59,425	79.2%
Russell J. Morgan	2009	$0	$0	0.0%
	2008	$75,000	$18,750	25.0%
	2007	$75,000	$59,425	79.2%
Ronald A. Woessner(2)	2009	$0	$0	0.0%
	2008	$50,000	$12,500	25.0%
	2007	$50,000	$39,617	79.2%

(1)

Susan K. Conner received in 2009 a $30,000 signing bonus that was not part of the variable compensation program.

(2)

Ronald A. Woessner received in 2009 $354,086 in severance and vacation pay that was not part of the variable compensation program.

The target amount of variable compensation potentially payable to our executive officers who are exclusively or primarily sales executives was determined in 2008 by Mr. Spurr. The target amount varies from year-to-year and is based on our specific sales goals (quota) for the year and quarter, as applicable, for the executive in question. The actual variable compensation paid to these executive officers is exclusively based on the achievement of the targeted sales goals.

Stock Options

General

We have historically awarded stock options to our executives as a means of retaining and motivating them over the longer-term (and to attract potential executives to accept employment with us). We offer a stock option compensation element for the following reasons:

•

Stock options motivate the option recipient to work to achieve the financial and business metrics that our Board establishes from time-to-time because it enables the option recipient to share in the success of our Company’s business as, if and when such success is reflected in our stock price.

•

Stock options are crucial to recruiting and retaining the services of qualified and talented personnel (i.e., the option recipient).

•

We have no non-qualified deferred compensation arrangements and no defined benefit pension plans. Accordingly, our Board recognizes that stock options are the primary means by which our executives anticipate accumulating funds for retirement.

•

We have not implemented merit based increases of the base salaries of our named executive officers since 2004, and the variable compensation potential for our named executive officers has remained static for several years and was not available at all in 2009.

Stock option awards, to the extent made, are allocated among our executive officers based on the following factors:

•

How important is the individual’s role to our Company?

•

What experience and/or critical skills or critical knowledge does the person have in fulfilling that role, i.e., how easily or readily can the individual be replaced?

•

What is the value of previous option grants in regard to employee retention and motivation for future performance?

•

Achieving parity among our executive officers.

Policies and Practices

The Board generally assesses the appropriateness of stock option grants to our existing employees once a year, historically during December. Our Board did not grant stock options to our employees during 2009, other than to new employees. Our Board intends that any future annual grants of stock options would occur in the first quarter of each year. Stock option grants are typically awarded to certain newly-hired employees at or shortly after their employment commences.

All new-hire and promotion options granted by us in 2009 had an exercise price at least equal to the then-current market price of our common stock. In prior years, we have granted stock options with exercise prices in excess of the then-current market price of our common stock.

Impact of Accounting and Tax Treatments of Compensation

The tax and accounting treatment of the salary compensation, variable compensation, or stock options paid or awarded to our executives generally is not a factor in determining the magnitude of compensation payable to our executives or the relative mix of these elements in their compensation packages.

We recognize that compensation in excess of $1,000,000 per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Spurr holds options to acquire 650,000 shares of our common stock, with an exercise price of $10.80 per share, which were granted in February 2004 in connection with the inception of his employment. These options do not comply with the requirements of Section 162(m), which, among other things, would have required us to obtain shareholder approval of these option grants. Time was of the essence when we were discussing Mr. Spurr’s potential employment. Seeking shareholder approval of the option grants would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and the commencement of Mr. Spurr’s employment duties. These options may, during the year of exercise, result in Mr. Spurr realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of our common stock at the time. We will not be entitled to deduct the compensation exceeding the $1,000,000 limit from our federal income taxes. The Company, however, has substantial net operating losses carryforwards (“NOLs”) that would mitigate this disallowance. As a result, the cash tax expense related to this disallowed compensation deduction is expected to be minimal.

Separation Payments and Change of Control Payments

General

We are party to separation pay agreements with our named executive officers, as described below. We use separation pay agreements to attract and retain executives. The Board believes separation pay agreements encourage employee retention and that they have been crucial to employee retention in recent years, given our recent history of substantial operating losses and the attendant perception of financial instability. We believe that these separation pay agreements are a significant factor in the retention of our senior executives. We also believe they provide a legal “consideration” supporting the confidentiality and non-solicitation provisions that are contained in certain of our separation pay agreements.

Our separation pay agreements typically provide for the payment of “x” months base salary if the executive’s employment is terminated “other than for cause,” as defined therein. In some cases, the agreements provide for payments to the affected executive upon a resignation in certain circumstances following the occurrence of a “change of control good reason” or if the affected executive resigns employment in certain circumstances for “good reason.” We believe that our separation pay agreements comply, when relevant, as to form with Section 409A of the Internal Revenue Code.

Richard D. Spurr (Chairman and Chief Executive Officer)

Termination Without Cause Payment

The separation pay agreement with Mr. Spurr provides for the payment to him of $300,000, representing twelve months of base salary, if Mr. Spurr’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the intentional and continued failure by employee to substantially perform employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of employee’s duties (other than any such failure resulting from employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company’s Board that reasonably identifies the manner in which the Board believes the employee has not substantially performed employee’s duties and that is not cured within five business days after notice thereof by the Company to the employee; (2) the intentional engaging by the employee in misconduct that is materially injurious to the Company; (3) the conviction of the employee or a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony; (4) the commission of acts by the employee of moral turpitude that are injurious to the Company; (5) a breach by the employee of the “confidentiality and invention” agreement between the Company and the employee; (6) a breach by the employee of the conflict of interest provisions of the separation pay agreement; or (7) a breach by the employee of the Company’s “code of ethics for senior officers.” For purposes of this definition, no act, or failure to act, on the employee’s part shall be considered “intentional” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. The Company specifically acknowledges that Employee will incur a termination of employment for a reason other than cause if (i) a material portion of the Company’s e-Prescribing line of business, the Company’s Email Encryption line of business, or any other material line of business is sold, leased, licensed or otherwise transferred for value (the “Transfer”) to a non-Affiliate (“Non-Affiliate Transferee”) and (ii) in connection with such Transfer the Company involuntarily terminates Employee’s employment with the Company and its Affiliates (regardless of whether employee accepts employment with the Non-Affiliate Transferee or one of its Affiliates).

Resignation for Good Reason Payment

The separation pay agreement with Mr. Spurr also provides for the payment to him of $300,000, representing twelve months of base salary, if Mr. Spurr resigns employment for “good reason.” For these purposes, “good reason” means (1) any material diminution in the employee’s title and duties, it being understood and agreed that if all or substantially all of the assets of the Company’s e-Prescribing line of business, the Company’s Email Encryption line of business, or any other material line of business is sold, leased, licensed, or otherwise transferred for value to a non-affiliate, then the employee’s duties will have been materially reduced, and employee shall have “good reason” to resign employment pursuant to this clause (1); (2) the assignment of duties or positions that would necessitate a change in the location of the employee’s home (presently in North Dallas, Texas); (3) the Company’s failure to maintain Directors and officers liability insurance coverage, including coverage for the employee, in an amount equal to at least $10,000,000. Notwithstanding the preceding provisions, Mr. Spurr is not permitted to resign employment for “Good Reason” until (a) he has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Mr. Spurr must exercise his right to resign for Good Reason within 30 days (i.e., such Good Reason resignation must occur within 150 days of the occurrence of the good reason event), with the day immediately following the existence of the Good Reason condition being day “1.”

Change in Control Good Reason Payment

Mr. Spurr’s separation pay agreement also provides for the payment to him of $300,000, representing twelve months of base salary, if he resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, a “change in control” generally means (1) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, other than an affiliate, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power to elect Directors of the then-outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such merger, consolidation, or reorganization; (2) the Company sells all or substantially all of its assets to any other corporation or other legal person, other than an affiliate, and as a result of such sale, less than 51% of the combined voting power to elect Directors of the then-outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such sale; (3) any “acquiring person” has become the beneficial owner of securities which when added to any securities already owned by such person would represent in the aggregate 35% or more of the then-outstanding securities of the Company which are entitled to vote to elect Directors;

(4) if, at any time, the “continuing Directors” then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; (5) any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; or (6) such other events that cause a change in control of the Company, as determined by the Board of Directors in its sole discretion.

Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the Board of Directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.

Notwithstanding the preceding provisions, Mr. Spurr is not permitted to resign employment for a “change in control good reason” until (a) he has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Mr. Spurr must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”

Disability Payment

If Mr. Spurr incurs a disability that renders him unable to perform his job responsibilities (and he separates from employment), the Company shall pay him an amount equal to eight months of his base salary using his highest monthly base salary during the term of his employment.

Mode of Payment

The first eight months of Mr. Spurr’s base salary payable as a “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason” payment,” and the “disability” payment, as applicable, shall be paid to him on a monthly basis until the earlier of (a) eight months after the occurrence of the event giving rise to the payment or (b) the later of two and one-half (2.5) months after the end of his tax year in which the event giving rise to the payment occurs or two and one-half (2.5) months after the end of the Company’s tax year in which the event giving rise to the payment occurs, with payments commencing as soon as practicable following the occurrence of the event giving rise to such payment but no later than 60 days following such event. The remaining four months of the “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason” payment shall be paid to Mr. Spurr on a monthly basis commencing with the 9th month following his separation from service. The payment of the “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason,” and the “disability” payment shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to Mr. Spurr within five days of the date of the event giving rise to the payment. In the event that he does not execute a release within the 60 day period specified above, he forfeits the applicable payments.

Other

As an additional component of separation pay, the Company will pay Mr. Spurr’s applicable COBRA continuation of benefits costs, on a monthly basis, for 12 months, in the circumstances stated above, beginning with the effective date of his loss of coverage by reason of his separation from employment, and continuing until the earlier of (a) 12 months following the loss of coverage or (b) the date he obtains medical coverage under a new employer’s group health plan.

Furthermore, upon the occurrence of an employment termination “without cause” or a “change in control” all of Mr. Spurr’s then unvested Company-issued stock options immediately vest. As of December 31, 2009, and March 31, 2010, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $40,000 and $70,000. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.

Pursuant to agreements between the Company and Mr. Spurr, Mr. Spurr is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited for a period of 12 months from directly or indirectly competing with the Company’s email encryption business or e-prescribing business or any other material line of business being conducted by the Company as of the date of the employee’s separation from employment, (iii) prohibited for a period of 12 months from directly or indirectly conducting, or soliciting to conduct. any competitive business with a Company customer and any person that has been a Company customer within the six month period preceding the separation from employment date; and (iv) prohibited for a period of 12 months from directly or indirectly soliciting for employment any Company employees or any person who was an employee within the three month period preceding the separation from employment date.

James F. Brashear (General Counsel and Corporate Secretary)

Termination Without Cause Payment

The agreement with Mr. Brashear provides for the payment to him of $112,500, representing six months of base salary, if Mr. Brashear’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the employee has not substantially performed the employee’s duties and which continues beyond a period of 5 business days immediately after notice thereof by the Company to the employee, (2) the intentional engaging by Mr. Brashear in misconduct that is materially injurious to the Company, or (3) the conviction of the employee or a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to any felony, or (4) the commission of acts by the employee of moral turpitude that are injurious to the Company; or (5) a breach by the employee of the “confidentiality and invention” agreement between the Company and the employee; (6) a breach by the employee of the provisions of the separation pay agreement; or (7) a breach by the employee of the Company’s Code of Ethics and Code of Conduct. For purposes of this definition, no act, or failure to act, on the part of the employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in, or not opposed to, the best interest of the Company.

Change in Control Good Reason Payment

Mr. Brashear’s separation pay agreement also provides for the payment to him of $112,500, representing six months of base salary, if he resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.

Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the Board of Directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.

Notwithstanding the preceding provisions, Mr. Brashear is not permitted to resign employment for a “change in control good reason” until (a) he has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Mr. Brashear must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”

Mode of Payment

These separation payments are to made in a six equal monthly cash payments beginning as soon as practicable following the termination of employment but no later than 60 days of the applicable event. The payment of the “termination without cause” payment or “change in control good reason” payment shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to Mr. Brashear within five days of the date of the event giving rise to the payment. In the event that Mr. Brashear does not execute a release within the 60 day period specified above, he forfeits the applicable payments.

Other

If Mr. Brashear’s employment is terminated “without cause” or a “change in control” occurs, then all of her then unvested Company-issued stock options immediately vest. As of December 31, 2009, and March 31, 2010, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was $-0- and approximately $99,000. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.

Pursuant to agreements between the Company and Mr. Brashear, Mr. Brashear is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited for a period of 9 months from directly or indirectly competing with the Company’s email encryption business or e-prescribing business or any other material line of business being conducted by the Company as of the date of the employee’s separation from employment, (iii) prohibited for a period of 9 months from directly or indirectly conducting, or soliciting to conduct. any competitive business with a Company customer and any person that has been a Company customer within the six month period preceding the separation from employment date; and (iv) prohibited for a period of 9 months from directly or indirectly soliciting for employment any Company employees or any person who was an employee within the 3 month period preceding the separation from employment date.

Susan K. Conner (Chief Financial Officer)

Termination Without Cause Payment

The agreement with Ms. Conner provides for the payment to her of $168,750, representing nine months of base salary, if Ms. Conner’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance, such demand not to be unreasonable, is delivered by the Company that specifically identifies the manner in which the Company believes the employee has not substantially performed the employee’s duties and which continues beyond a period of 5 business days immediately after notice thereof by the Company to the employee, (2) the intentional engaging by Ms. Conner in misconduct that is materially injurious to the Company, or (3) the conviction of the employee or a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to any felony, or (4) the commission of acts by the employee of moral turpitude that are injurious to the Company; or (5) a breach by the employee of the “confidentiality and invention” agreement between the Company and the employee; (6) a breach by the employee of the provisions of the separation pay agreement; or (7) a breach by the employee of the Company’s “code of ethics for senior officers.” For purposes of this definition, no act, or failure to act, on the part of the employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in, or not opposed to, the best interest of the Company.

Change in Control Good Reason Payment

Ms. Conner’s separation pay agreement also provides for the payment to her of $168,750, representing nine months of base salary, if she resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.

Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the Board of Directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.

Notwithstanding the preceding provisions, Ms. Connor is not permitted to resign employment for a “change in control good reason” until (a) she has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Ms. Connor must exercise her right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”

Mode of Payment

These separation pay payments are to be made in nine equal monthly cash payments beginning as soon as practicable following the termination of employment but no later than 60 days after the applicable event. The payment of the “termination without cause” payment or “change in control good reason” payment shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to Ms. Connor within five days of the date of the event giving rise to the payment. In the event that she does not execute a release within the 60 day period specified above, she forfeits the applicable payments.

Other

If Ms. Conner’s employment is terminated “without cause” or a “change in control” occurs, then all of her then unvested Company-issued stock options immediately vest. As of December 31, 2009, and March 31, 2010, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was $867 and approximately $55,358. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.

Pursuant to agreements between the Company and Ms. Conner, Ms. Conner is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited for a period of 9 months from directly or indirectly competing with the Company’s email encryption business or e-prescribing business or any other material line of business being conducted by the Company as of the date of the employee’s separation from employment, (iii) prohibited for a period of 9 months from directly or indirectly conducting, or soliciting to conduct. any competitive business with a Company customer and any person that has been a Company customer within the six month period preceding the separation from employment date; and (iv) prohibited for a period of 9 months from directly or indirectly soliciting for employment any Company employees or any person who was an employee within the 3 month period preceding the separation from employment date.

Russell J. Morgan (Vice President, Professional Services)

Termination Without Cause Payment

The agreement with Mr. Morgan provides for the payment to him of $96,832, representing six months of base salary, if Mr. Morgan’s employment is terminated by the Company “without cause.” The agreement with Mr. Morgan does not define “cause,” but for these purposes the term will generally have a meaning comparable to the meaning given the term in the separation pay agreements between the Company and the other named executive officers. Mr. Morgan’s separation pay agreement does not specify the timing of the payment.

Furthermore, if Mr. Morgan’s employment is terminated “without cause” or a “change in control” occurs, then all of his then unvested Company-issued stock options immediately vest. As of December 31, 2009, and March 31, 2010, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $6,400 and $25,908. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.

Pursuant to agreements between the Company and Mr. Morgan, Mr. Morgan is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.

David J. Robertson (Vice President, Engineering)

Termination Without Cause Payment

The agreement with Mr. Robertson provides for the payment to him of $100,000, representing six months of base salary, if Mr. Robertson’s employment is terminated by the Company “without cause.” For these purposes, “cause” means (1) the conviction of the employee of any felony, or (2) the intentional and continued failure by the employee to substantially perform the employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of the employee’s duties (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), after written demand for substantial performance, such demand not to be unreasonable, is delivered by the Company or an affiliate, as applicable, that specifically identifies the manner in which the Company or the affiliate, as applicable, believes the employee has not substantially performed the employee’s duties and which continues beyond a period of 10 business days immediately after notice thereof by the Company to the employee, (3) the intentional wrongdoing by the employee that is materially injurious to the Company or employing affiliate, as applicable, or (4) acts by the employee of moral turpitude that are injurious to the Company. For purposes of this definition, no act, or failure to act, on the part of the employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interests of the Company or the employing affiliate, or both, as applicable.

Resignation for Good Reason Payment

The agreement with Mr. Robertson also provides for the payment to him of $100,000, representing six months of base salary, if Mr. Robertson resigns employment for “good reason.” For these purposes, “good reason” means a cumulative reduction of more than 10% based on Mr. Robertson’s highest annual base salary during the term of his employment with the Company.

Notwithstanding the preceding provisions, Mr. Robertson is not permitted to resign employment for “good reason” until (a) he has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Mr. Robertson must exercise his right to resign for “good reason” within 30 days (i.e., such “good reason” resignation must occur within 150 days of the occurrence of the “good reason” event), with the day immediately following the existence of the “good reason” condition being day “1.”

Change in Control Good Reason Payment

Mr. Robertson’s separation pay agreement also provides for the payment to him of $100,000, representing six months of base salary, if he resigns employment following a “change in control” subject to the notice and cure provisions noted below, following a “change in control good reason.” For these purposes, “change in control” generally has the same meaning given such term in Mr. Spurr’s separation pay agreement, as described above.

Also for these purposes, a “change in control good reason” means (i) a material diminution in the employee’s authority, duties or responsibilities, (ii) a material diminution in the employee’s base salary, (iii) a material change in the geographic location at which the employee must perform services, (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report, including a requirement that the employee report to a corporate officer or employee instead of the Board of Directors (or similar governing body), (v) a material diminution in the budget over which the employee retains authority, or (vi) any other event that constitutes a material breach by the Company of the agreement under which the employee provides services.

Notwithstanding the preceding provisions, Mr. Robertson is not permitted to resign employment for a “change in control good reason” until (a) he has provided to the Company notice of the existence of the good reason condition within 90 days of its initial existence and (b) the Company has not remedied the good reason condition within a period of 30 days from the Company’s receipt of such notice. Following the satisfaction of (a) and (b), Mr. Robertson must exercise his right to resign for a “change in control good reason” within 60 days (i.e., such “change in control good reason” resignation must occur within 180 days of the occurrence of the good reason event), with the day immediately following the existence of the good reason condition being day “1.”

Mode of Payment

These separation pay payments are to made in a lump sum payment within 60 days of the applicable event. The payment of the “termination without cause” payment, “resignation for good reason” payment, or “change in control good reason,” shall be subject to the Company’s receipt of a release, within 60 days of the date of the event giving rise to the payment, in a form reasonably satisfactory to the Company relating to employment matters. The Company will provide the form release to Mr. Robertson within five days of the date of the event giving rise to the payment. In the event that Mr. Robertson does not execute a release within the 60 day period specified above, he forfeits the applicable payments.

Other

If Mr. Robertson’s employment is terminated “without cause” or a “change in control” occurs, then all of his then unvested Company-issued stock options immediately vest. As of December 31, 2009, and March 31, 2010, respectively, the intrinsic value (i.e., the fair market value of the Company’s common stock minus the exercise price of the options in question) of the options that would have vested in this circumstance was approximately $7,500 and $33,928. The Board believes these option acceleration provisions encourage employee retention and in the case of a pending “change in control” transaction motivate the employee to exert maximum efforts to see that the transaction is consummated.

Pursuant to agreements between the Company and Mr. Robertson, Mr. Robertson is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.

Other Separation Pay Agreements

We are also party to separation pay agreements with Mr. Spurr’s other direct reports, which generally provide for the payment of six months of base salary in the event of a termination of employment “without cause.”

Equity Ownership Guidelines

We do not currently have stock ownership guidelines for our Directors or executive officers.

Use of Pre-Approved Trading Plans

We permit our Directors and executive officers and to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934. No Director or named executive officer had a trading plan in place during 2009.

Trading plans must be established by written agreement with an independent broker-dealer and include specific instructions for the broker to exercise options or purchase or sell our securities at specified prices or upon certain events, without further instructions from the individual who established the trading plan. These trading plans may enable purchases and dispositions of our securities during periods in which the individual might otherwise not be able to buy or sell our stock because important information about us had not been publicly disclosed. These plans may allow individuals to realize the value of their compensation and to diversify their investments.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits, under certain circumstances, the deductibility for federal income tax purposes of compensation paid to our named executive officers in excess of $1,000,000 per year. No compensation earned or paid in 2009 exceeded the deduction limits of Section 162(m).

Compensation paid to our named executive officers in excess of $1,000,000 per year would be deductible by the Company only if it is “performance-based.” The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation, but the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis”. Based on this review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” be included in our proxy statement for the 2010 annual meeting of Shareholders (and incorporated by reference into our 2009 Annual Report on Form 10-K).

April 20, 2010	Respectfully submitted by the Compensation Committee,

David P. Cook
James S. Marston, Chair
Antonio R. Sanchez III

Summary Compensation Table

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2009, 2008, and 2007 by our named executive officers. The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

•

Salary — The table reflects base salary earned during 2009, 2008 and 2007. See “Compensation Discussion and Analysis — Executive Officer Base Salaries and Compensation Comparisons.”

•

Non-Equity Incentive Plan Compensation — The table reflects variable compensation earned during 2009, 2008 and 2007. As noted above, no such compensation was earned during 2009. See “Compensation Discussion and Analysis — Executive Officer Variable Compensation

•

Stock Option Awards — The table reflects the aggregate grant date fair value of stock option grants awarded in 2009, 2008, and 2007 computed in accordance with applicable SEC rules and accounting guidelines. See the “Grants of Plan-Based Awards Table” below for information pertaining to the specific option grants.

Name and Principal Position	Year	Salary (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard D. Spurr Chairman, Chief Executive Officer and President	2009	$300,000	—	—	$5,391	$305,391
	2008	$300,000	$73,080	$50,000	$2,141	$425,221
	2007	$300,000	$1,359,520	$158,467	$966	$1,818,953
Susan K. Conner* Chief Financial Officer	2009	$225,000	—	—	$36,872	$261,872
	2008	$46,375	$148,629	$2,604	$1,276	$198,884
Russell J. Morgan(5) Vice President, Client Services	2009	$193,664	—	—	$8,314	$201,978
	2008	$207,702	$11,693	$17,702	$4,367	$241,464
	2007	$204,765	$169,940	$59,425	$5,133	$439,263
David J. Robertson Vice President, Engineering	2009	$200,000	—	—	$6,476	$206,476
	2008	$200,000	$13,703	$18,750	$6,757	$239,210
	2007	$200,000	$254,910	$59,425	$5,630	$519,965
Ronald A. Woessner** Former Senior Vice President, General Counsel and Secretary	2009	$150,000	—	—	$354,717	$504,717
	2008	$225,000	$12,058	$12,500	$6,895	$256,453
	2007	$225,000	$135,952	$39,617	$5,966	$406,535

*

Ms. Conner was hired as the Company’s Chief Financial Officer in October 2008.

**

Mr. Woessner’s employment with the Company terminated on August 26, 2009.

(1)

The columns entitled “Bonus,” “Stock Awards,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been deleted from the Summary Compensation Table because no amounts were paid or attributable to the named executive officers for those categories for the periods indicated.

(2)

The stated amount is the aggregate grant date fair value of stock option grants awarded 2007 to 2009. These amounts were computed in accordance with the requirements of FASB ASC Topic 718. The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense during calendar years 2007, 2008, and 2009) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2009 Annual Report on Form 10-K.

(3)

The stated amounts were paid based on the achievement of the predetermined performance objectives approved by our Board of Directors.

(4)

Includes 401(k) Company contribution and life insurance premiums paid by us for the benefit of the named person. Includes for Ms. Conner $30,000 paid as the result of a signing bonus contingent upon meeting certain requirements. Includes for Mr. Woessner $354,086 in severance and vacation pay.

(5)

Actual compensation was paid in Canadian dollars and has been translated to U.S. dollars using the 2009, 2008 and 2007 average daily exchange rates, respectively, of .88029, .94410, and .930752 U.S. dollar per Canadian dollar.

Grants of Plan-Based Awards

The Company made no awards under Company-sponsored equity incentive plans and non-equity incentive plans to executive officers in 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information pertaining to unexercised stock options granted to the named executive officers as of December 31, 2009.

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Grant Date	Option Expiration Date
	Exercisable	Unexercisable(1)
Richard D. Spurr	650,000 350,000 350,000 350,000 400,000 266,667 33,334	— — — — — 133,333 66,666	$10.80 $6.00 $3.78 $4.00 $1.50 $4.87 $1.11	02/24/04 11/17/04 03/23/05 03/02/06 12/18/06 12/20/07 12/23/08	02/23/14 11/16/14 03/22/15 03/01/16 12/17/16 12/19/17 12/22/18
Susan K. Conner	43,334	86,666	$1.70	10/16/08	10/15/18
Russell J. Morgan	40,000 10,000 100,000 80,000 85,000 33,334 5,334	— — — — — 16,666 10,666	$3.60 $4.38 $5.00 $3.00 $1.50 $4.87 $1.11	09/03/02 01/22/03 09/08/04 02/22/06 12/18/06 12/20/07 12/23/08	09/02/12 01/21/13 09/07/14 02/21/16 12/17/16 12/19/17 12/22/18
David J. Robertson	125,000 50,000 100,000 100,000 100,000 50,000 6,250	— — — — — 25,000 12,500	$5.25 $4.38 $5.00 $3.00 $1.50 $4.87 $1.11	03/20/02 01/22/03 09/08/04 02/22/06 12/18/06 12/20/07 12/23/08	03/19/12 01/21/13 09/07/14 02/21/16 12/17/16 12/19/17 12/22/18
Ronald A. Woessner	18,750 8,333 4,166 100,000 80,000 80,000 40,000 16,500	— — — — — — — —	$21.38 $5.15 $4.25 $6.00 $3.00 $1.50 $4.87 $1.11	10/30/00 01/22/02 02/21/02 11/17/04 02/22/06 12/18/06 12/20/07 12/23/08	10/29/10 01/21/12 02/20/12 11/16/14 02/21/16 12/17/16 12/19/17 12/22/18
(1) Unless otherwise noted, these options vest quarterly on a pro-rata basis through the third anniversary of the grant date.

Option Exercises and Stock Acquisitions

There were no stock option exercises by, or stock awards to, the named executive officers in 2009.

Pension Benefits

We have no Company-sponsored plans that provide for specified retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, to any Company employees.

Nonqualified Deferred Compensation

We have no Company-sponsored plans that provide for the payment of nonqualified deferred compensation to any Company employees.

Equity Compensation Plan Information

The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by shareholders	8,313,337	3.89	1,369,514
Equity compensation plans not approved by shareholders	1,257,775	7.78	98,505
Total	9,571,112	4.40	1,556,524

A description of the material terms of our equity arrangements that have not been approved by our shareholders follows:

Richard D. Spurr, Chairman and Chief Executive Officer

In February 2004, Mr. Spurr received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. These options vested 25% in April 2004 and the remaining balance vested quarterly through January 2007 on a pro-rata basis. As of December 31, 2009, all 650,000 options remained unexercised.

Other Non-Shareholder-Approved Executive Stock Option Agreements

In 2001 and 2002, options to purchase 450,000 shares of our common stock were granted to key Company executives. The options have an exercise price of $5.25 and became fully vested in March 2005. As of December 31, 2009, option grants covering 125,000 shares were outstanding.

Other Non-Shareholder-Approved Stock Option Agreements With Employees

As of December 31, 2009, option grants to employees were outstanding covering 204,641 and 278,134 shares under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $1.22 to $11.00. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.

Non-Shareholder-Approved Stock Option Agreements With Third Parties

From time-to-time, we may grant stock options to consultants, contractors, and other third parties for services provided to our Company. At December 31, 2009, no options were outstanding under non-shareholder approved arrangements to non-employees.

Certain Relationships and Related Transactions

There were no transactions since January 1, 2009, between the Company and any “related person” required to be reported under SEC Regulation S-K, Item 404(a). Todd R. Spurr, the son of Richard D. Spurr, our Chairman, CEO and President, is employed as an Account Executive in our encrypted email business sales department. Todd Spurr’s employment with us pre-dates Richard D. Spurr’s employment with us. Todd Spurr’s compensation is comprised of a base salary and commissions.

Our Audit Committee Charter provides that the Audit Committee reviews and addresses conflicts of interest of Directors and officers. Unless otherwise approved by another independent body of the Board of Directors in accordance with NASDAQ Marketplace Rule 4350(h), the Audit Committee reviews, discusses with management and, if deemed advisable, the Company’s independent auditor, and determines whether to approve any transactions or courses of dealing with related parties. “Transactions or courses of dealing with related parties” includes all transactions required to be disclosed under Item 404 of Regulation S-K.

Our Board of Directors Procedures and Corporate Governance Overview provides that if there is a proposed transaction between the Company and a “related person” that is required to be publicly reported under Item 404(a) of SEC Regulation S-K, the following procedures apply:

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the transaction is reviewed by disinterested Director, and the affirmative vote of a majority of the disinterested Directors is required to approve the transaction;

•

the Director that is the “related person” in the transaction is permitted to provide information relating to the transaction in question, either verbally or in writing;

•

the disinterested Directors are afforded an opportunity to meet and discuss the transaction in question in executive session (i.e., without the presence of the “related person” Director); and

•

the Director that is the related person in the transaction abstains from voting on the matter.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named as proxy holders in the accompanying proxy card and voting instructions to vote the shares in their discretion. Discretionary authority with respect to such other matters is granted by signing and returning the enclosed proxy card or by otherwise providing voting instructions.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC. You may either:

•

Read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•

Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 19, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

Our 2009 Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2009 (excluding exhibits), is being mailed together with this Proxy Statement and is available on our website at www.zixcorp.com/investors in accordance with the SEC’s “notice and access” regulations. The Annual Report does not constitute any part of the proxy solicitation material.

Please date, sign and return the proxy card at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. We would appreciate the prompt return of your proxy card, as it will save the expense of further mailings.

By Order of the Board of Directors,

Dallas, Texas April 20, 2010	James F. Brashear Vice President, General Counsel & Corporate Secretary

ZIX CORPORATION
2711 N. HASKELL AVENUE
SUITE 2200,LB36
DALLAS,TX 75204-2960

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 David P. Cook 02 Robert C. Hausmann 03 James S. Marston 04 Maribess L. Miller 05 Antonio R. Sanchez III
06 Richard D. Spurr

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 Ratification of Appointment of Whitley Penn LLP as Independent Registered Public Accountants.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000065754_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2009 Annual Report is/are available at www.proxyvote.com .

ZIX CORPORATION
Annual Meeting of Shareholders
June 7, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James F. Brashear and Susan K. Conner, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot and in his/her discretion as to such other business as may properly come before the above stated meeting, all of the shares of Common stock of ZIX CORPORATION that the shareholder(s) is/are entitled to vote at the above-stated annual meeting, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000065754_2 R2.09.05.010